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                                                                   Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            POLAROID HOLDING COMPANY



                                    ARTICLE I

                                  STOCKHOLDERS

     1.1. MEETINGS.

         (a) PLACE. Meetings of the stockholders shall be held at such place as may be designated by the Board of Directors.

         (b) ANNUAL MEETING. An annual meeting of the stockholders for the election of Directors and for other business shall be held on such date and at such time as may be fixed by the Board of Directors.

         (c) SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President, or the Board of Directors, or the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting.

         (d) NOTICE. Notice of the time and place of the annual meeting of stockholders shall be given by mailing a written or printed notice of the same at least ten days, and not more than sixty days, prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten days, and not more than sixty days, prior to the meeting, with postage prepaid, to each stockholder of record of the Company entitled to vote at such meeting, and addressed to the stockholder's last known post office address, or to the address appearing on the corporate books of the Company. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting. No notice of the time, place or purpose of any meeting of stockholders, whether prescribed by law, by the Certificate of Incorporation, or by these Bylaws need be given to any stockholder who attends in person or by proxy, or who executes a waiver of such notice which is filed with the records of the meeting either before or after the holding thereof.

When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty days, or if after the


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adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting and each stockholder who, by law or under the Certificate of Incorporation or these Bylaws, is entitled to such notice.

         (e) QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

         (f) NOTIFICATION OF NOMINATIONS. Subject to the rights of the holders of any class or series of capital stock having a preference over the common stock of the Company as to dividends or upon liquidation, nominations for the election of Directors may be made (a) by the Board of Directors or a designated committee thereof or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Company who complies with the procedures set forth in this Section. Any stockholder who seeks to make such a nomination, or his or her representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors at an annual meeting of stockholders. Nominations, other than those made by the Board of Directors or a designated committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section. To be timely, a stockholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the Company (a) not less than 90 days prior to the yearly anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary") or (b) in the event that the annual meeting of stockholders is called for a date more than 20 days prior to the Anniversary, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or (2) the 90th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Company by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Company, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these Bylaws. Such stockholder's notice shall set forth
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (d) all information relating to each nominee that is required to be disclosed in solicitations of


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proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-8 thereunder, in each case including any successor Rule or Regulation thereto, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected. The presiding officer or the Board of Directors shall refuse to recognize the nomination of any person not made in compliance with the foregoing procedures.

         (g) PURPOSES OF ANNUAL MEETINGS. At any annual meeting of the stockholders of the Company, any business properly brought before the meeting may be transacted. To be properly brought before an annual meeting, business (a) must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Company who complies with the procedures set forth in this Section. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting, such stockholder must have given timely notice thereof in writing to the Secretary of the Company as set forth in this Section and such stockholder or his or her representative must be present at the annual meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (a) not less than 90 days prior to the Anniversary or (b) in the event that the annual meeting of stockholders is called for a date more than 20 days prior to the Anniversary, not later than the close of business on (i) the 20th day (or if that day is not a business day of the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of public disclosure or (2) the 90th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Company by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Company, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these Bylaws. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or Bylaws of the Company, the language of the proposed amendment; (b) the name and address of the stockholder proposing such business; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (d) any material interest of the stockholder in such business. Notwithstanding the foregoing provisions of this Section, such stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth


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in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section, and the presiding officer or the Board of Directors shall refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

         (h) VOTING RIGHTS. Except as otherwise provided herein, in the Certificate of Incorporation or Bylaw, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.


                                    ARTICLE II

                                    DIRECTORS

     2.1. NUMBER AND TERM. The Board of Directors shall have authority to (i) determine the number of Directors to constitute the Board, and (ii) fix the terms of office of the Directors.

     2.2. MEETINGS.

         (a) PLACE. Meetings of the Board of Directors shall be held at such place as may be designated by the board or in the notice of the meeting.

         (b) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as the Board may designate. Notice of regular meetings need not be given.

         (c) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by direction of the President or any two members of the Board of Directors on three days' notice to each Director, either personally or by mail, telegram or facsimile transmission.

         (d) QUORUM. A majority of all the Directors in office shall constitute a quorum for the transaction of business at any meeting.

         (e) VOTING. Except as otherwise provided herein, in the Certificate of Incorporation or Bylaw, the vote of a majority of the Directors present at any meeting at which a quorum is present shall constitute the act of the Board of Directors.

         (f) COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors and such alternate members (also Directors) as may be designated by the Board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from


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voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the Certificate of Incorporation or Bylaw, any such committee shall have and may exercise the powers of the full Board of Directors to the extent provided in the resolution of the Board directing the committee.


                                  ARTICLE III

                                    OFFICERS

     3.1. ELECTION. At its first meeting after each annual meeting of the stockholders, the Board of Directors shall elect a President, Treasurer, Secretary and such other officers as it deems advisable.

     3.2. AUTHORITY, DUTIES AND COMPENSATION. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by Board resolution, (i) the President shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the Board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any Vice President, or Vice Presidents in the order determined by the Board, shall in the absence of the President have the authority and perform the duties of the President.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1. RIGHT TO INDEMNIFICATION. The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer or employee of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer or employee of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.


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     4.2. ADVANCE OF EXPENSES. Expenses incurred by a director or officer or employee of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

     4.3. PROCEDURE FOR DETERMINING PERMISSIBILITY. To determine whether any indemnification or advance of expenses under this Article IV is permissible, the Board of Directors by a majority vote of a quorum consisting of Directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer or employee in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

     4.4. CONTRACTUAL OBLIGATION. The obligations of the Company to indemnify a director or officer or employee under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer or employee, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer or employee, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

     4.5. INDEMNIFICATION NOT EXCLUSIVE; INURING OF BENEFIT. The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

     4.6. INSURANCE AND OTHER INDEMNIFICATION. The Board of Directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.


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                                    ARTICLE V

                         TRANSFER OF SHARE CERTIFICATES

     Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

                                   ARTICLE VI

                                   AMENDMENTS

     These Bylaws may be amended or repealed at any regular or special meeting of the Board of Directors by vote of a majority of all Directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.